UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

December 18, 2012

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2012, NewStar Financial, Inc. (the “Company”) issued a press release announcing the completion of a $325.0 million term debt securitization. The notes offered in the collateralized loan obligation (the “Notes”) were issued by NewStar Commercial Loan Funding 2012-2 LLC, a newly formed subsidiary of the Company (“NCLF”) and are backed by a diversified portfolio of commercial loans originated and serviced by the Company. Investors purchased approximately $263.3 million of the floating-rate, asset-backed Notes, representing approximately 81% of the value of the collateral pool. The Company retained all of the Class E Notes, the Class F Notes and the equity, which totaled approximately $62.6 million, representing 19% of the value of the collateral pool. The blended pricing of the Notes was LIBOR plus 2.54%. The reinvestment period is expected to end in January 2016 and the Notes are expected to mature in January 2023.

The amount, ratings and LIBOR spread of the offered Notes are:

				Assumed
	Amount	Rating	LIBOR spread	Weighted
Class	($ in millions)	(Moody’s/S&P)	(basis points)	Average Life
A	$190.7	Aaa/AAA	1.90	4.3 years
B	$26.0	Aa2/N/A	3.25	5.2 years
C	$35.2	A2/ N/A	4.25	6.0 years
D	$11.4	Baa2/ N/A	6.25	6.7 years

In connection with the completion of the term debt securitization, the Company entered into a Master Loan Sale Agreement, dated as of December 18, 2012, with NCLF as issuer and NewStar Commercial Loan Depositor 2012-2 LLC, a newly formed subsidiary of the Company (“NCLD”), as depositor, the Company entered into a Collateral Management Agreement dated as of December 18, 2012, with NCLF as Issuer, and NCLF entered into an Indenture, dated as of December 18, 2012, with U.S. Bank National Association as trustee. The Master Loan Sale Agreement, the Collateral Management Agreement, and the Indenture require the Company and NCLF to comply with various covenants and, in addition, contain customary events of default and collateral manager termination events, subject to certain materiality thresholds and grace and cure periods, customary for securitizations of this type. The Master Loan Sale Agreement, the Collateral Management Agreement, and the Indenture are filed with this report as Exhibits 10.1, 10.2, and 4.1, respectively, and the foregoing descriptions of these documents does not purport to be complete and are qualified in their entirety by the full text set forth in those exhibits, which is incorporated herein by this reference. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, the Notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

4.1	Indenture, dated as of December 18, 2012, by and between NewStar Commercial Loan Funding 2012-2 LLC, as Issuer, and U.S. Bank National Association, as Trustee. Filed herewith.

10.1	Master Loan Sale Agreement, dated as of December 18, 2012, by and between the Company, as Transferor, NewStar Commercial Loan Depositor 2012-2 LLC, as Depositor and NewStar Commercial Loan Funding 2012-2 LLC, as Issuer. Filed herewith.

10.2	Collateral Management Agreement, dated as of December 18, 2012, by and between the Company, as Collateral Manager, and NewStar Commercial Loan Funding 2012-2 LLC, as Issuer. Filed herewith.

99.1	Press Release of the Company dated December 19, 2012. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: December 19, 2012	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of December 18, 2012, by and between NewStar Commercial Loan Funding 2012-2 LLC, as Issuer, and U.S. Bank National Association, as Trustee. Filed herewith.

10.1

Master Loan Sale Agreement, dated as of December 18, 2012, by and between the Company, as Transferor, NewStar Commercial Loan Depositor 2012-2 LLC, as Depositor and NewStar Commercial Loan Funding 2012-2 LLC, as Issuer. Filed herewith.

10.2	Collateral Management Agreement, dated as of December 18, 2012, by and between the Company, as Collateral Manager, and NewStar Commercial Loan Funding 2012-2 LLC, as Issuer. Filed herewith.

99.1	Press Release of the Company dated December 19, 2012. Filed herewith.